FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

          THIS AGREEMENT is made as of the 3 day of May, 2012 by and among Macrocure Ltd., an Israeli company (the “Company”), and the holders of Series A Preferred Shares, as listed in Schedule A hereto (the “Investors”).

W I T N E S S E T H:

          WHEREAS, the Company and certain of the Investors are parties to that certain Registration Rights Agreement, dated as of March 30, 2011 (the “Previous Registration Rights Agreement”); and

          WHEREAS, Section 15.6 of the Previous Registration Rights Agreement provides that the Previous Registration Rights Agreement may be amended with the written consent of the Special Majority (as such term is defined in the Previous Registration Rights Agreement), and the Investors parties hereto constitute the Special Majority; and

          WHEREAS, the Company and the Investors are parties to that certain Share Purchase Agreement dated March 28, 2012 (the “Purchase Agreement”);

          WHEREAS, the Company wishes to grant and the Investors wish to receive registration rights to the Investors, in accordance with the terms of the Purchase Agreement;

          WHEREAS, the parties hereto desire to terminate the Previous Registration Rights Agreement and replace it in its entirety with the agreements and covenants set forth herein.

           NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions. For purposes of this Agreement:

	1.1	The term “Act” means the United States Securities Act of 1933, as amended.

	1.2	The term “Form F-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

	1.3	The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 10 hereof.

	1.4	The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Ordinary Shares registered under the Act or the equivalent law of another jurisdiction.

	1.5	The term “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

	1.6	The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
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	1.7	The term “Ordinary Shares” shall mean the Company’s ordinary shares having a nominal value of NIS 0.01 per share.

	1.8	The term “Permitted Transferees” has the meaning set forth in the Articles of Association of the Company, as they may be amended or replaced from time to time.

	1.9	The term “Preferred A Shares” shall mean the Company’s Series A Preferred Shares having a nominal value of NIS 0.01 per share.

	1.10	The term “Preferred Majority Holders” has the meaning set forth in the Articles of Association of the Company, as they may be amended or replaced from time to time.

	1.11	The term “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred A Shares of the Company, (ii) all Ordinary Shares that any Investor (or its Permitted Transferee) may hereafter purchase pursuant to its preemptive rights, rights of first offer, anti-dilution protection, or otherwise provided that any such Ordinary Shares purchased is so purchased in connection with the Preferred A Shares (or in connection with Ordinary Shares issued or issuable upon conversion of the Preferred A Shares), or shares of Ordinary Shares issued on conversion or exercise of other securities so purchased, (iii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), and (ii) above. The number of shares of “Registrable Securities” outstanding shall be determined by the number of Ordinary Shares outstanding and/or issuable pursuant to then exercisable or convertible securities, that are, Registrable Securities.

	1.12	The term “SEC” means the Securities and Exchange Commission.

2.	Request for Registration.

	2.1	Subject to the conditions of this Section 2, if the Company shall receive at any time that is six (6) months after the effective date of the Initial Offering a written request from the Holders holding at least 50% of the Registrable Securities in each case, then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1.

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2.2	If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten public offering, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2.1. In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall include in such registration, (i) first, the Registrable Securities requested to be included therein by the Holders requesting such registration (the securities so included to be allocated between the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders), (ii) second, shares which the Company may wish to register for its own account, and (iii) third, other securities requested and entitled to be included in such registration provided, however, that in any event all Registrable Securities must be included in such registration prior to any other securities of the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten public offering shall be withdrawn from the registration.

2.3	The Company shall not be required to effect a registration pursuant to this Section 2:

	(a)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; it being understood that if the Company has registered its securities in a certain state in the United States in which a registration is required by the Holders pursuant to this Section 2– it will not be able to excuse itself from the demand request based on this exclusion; or

	(b)	after the Company has effected three (3) registrations pursuant to this Section 2, and such registrations have been declared or ordered effective; or

	(c)	if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; or
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		(d)	within a period of one hundred eighty (180) days following the effective date of a previous registration.

		(e)	If the Company shall furnish to all the holders of Registrable Securities who joined in the request for registration pursuant to Section 2.1 above a certificate signed by the Chief Executive Officer of the Company or Chairman of the Board of Directors according to which in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any registration to be effected as requested under Section 2.1, then the Company shall have the right to defer the filing of a registration statement under the Securities Act with respect to such requested offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

	2.4	For purposes of Section 2, the Initiating Holders shall be entitled to determine that a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.2, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included, provided that during the term of this Agreement, the Initiating Holders shall only be entitled to make a determination under this Section 2.4 two (2) times.

3.	Company Registration.

	3.1	If (but without any obligation to do so) at anytime which is six (6) months after the Company’s Initial Offering), the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares or other securities under the Act in connection with the public offering of such securities (other than demand registrations under Section 2.1 or Section 4 or a registration relating solely to the sale of securities to participants in a Company share option plan, a registration relating to a corporate reorganization or other transaction listed in Rule 145(a) of the Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 15.5, the Company shall, subject to the provisions of Section 3, use all best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
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3.2	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

3.3	Underwriting Requirements. In connection with any underwritten public offering of shares of the Company’s share capital under this Section 3, the Company shall not be required under this Section 3 to include any of the Holders’ securities in such offering unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company based on marketing factors. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is allowed based on marketing factors, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering and the Company shall include in such registration, (i) first, shares which the Company may wish to register for its own account, (ii) second, the Registrable Securities requested to be included therein by the Holders (the securities so included to be allocated between the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders) and (iii) third, other securities requested to be included in such registration. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.4	Subject to Section 12 below, there shall be no limit on the number of times that a Holder may request registration of Registrable Securities under this Section 3, and registrations effected pursuant to this Section 3 shall not be counted as requests for registration effected pursuant to Section 2.

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4.	Form F-3 Registration.

In case the Company shall receive from the Initiating Holders a written request or requests that the Company effect a registration on Form F-3, at a time when the Company is eligible to register securities for a secondary offering by its stockholders on SEC Securities Act Form F-3 (or any successor form to Form F-3, regardless of its designation), the Company shall:

	4.1	within ten (10) days after receipt of any such request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

	4.2	use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4:

		(a)	if Form F-3 is not available for such offering by the Holders;

		(b)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

		(c)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 4; or

		(d)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; it being understood that if the Company has registered its securities in a certain state in the United States in which a registration is required pursuant to this Section 24 – it will not be able to excuse itself from the request based on this exclusion.

		(e)	If the Company shall furnish to all the holders of Registrable Securities who joined in the request for registration pursuant to Section 4 a certificate signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company according to which in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any registration to be effected as requested under Section 4, then the Company shall have the right to defer the filing of a registration statement under the Securities Act with respect to such requested offering for a period of not more than ninety (90) days from delivery of the request of the Holders in accordance with Section 4.1 above; provided, however, that the Company may not utilize this right more than once in any twelve-month period; and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such 90-day period (other than (i) a registration relating solely to the sale of securities of participants in a Company equity incentive plan or a corporate reorganization or transaction under Rule 145 of the Act, a registration or (ii) a registration by the Company which commenced prior to the registration provided under this Section 4).
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	4.3	Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4 shall not be counted as requests for registration effected pursuant to Section 2 and there shall be no limit on such requests.

5.	Obligations of the Company.

Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

	5.1	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best commercial efforts to cause such registration statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to (i) one hundred eighty (180) days, (ii) in the event of a Form F-3 registration, for a period of up to two hundred and seventy (270) days or, (iii) in either case, if earlier, until the distribution contemplated in the Registration Statement has been completed;

	5.2	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

	5.3	furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

	5.4	use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

	5.5	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

	5.6	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
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	5.7	cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

	5.8	provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

	5.9	furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

6.	Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested in writing by the Company and as shall be required in accordance with applicable law to effect the registration of such Holder’s Registrable Securities, and with respect to any underwritten registration hereunder that such Holder completes and executes all questionnaires and powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements to which such Holder is subject to in accordance with the terms hereof.

7.	Expenses of Registration. Except for underwriting discounts and commissions (which shall be borne by the Holders pro rata based upon the number of Registrable Securities that are included in the registration) all expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 or Section 4 if the registration request is subsequently withdrawn at the request of the Holders holding a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 2, the Holders holding a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, or if such withdrawal is based on the advice of the managing underwriter due to an adverse change in the condition, business, or prospects of the Company, in each case the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2 or 4 (e.g. such registrations shall not be counted on account of demand registration).
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8.	Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

	8.1	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members or officers, directors and shareholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (a “Holder Indemnitee”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any disclosure package filed with the SEC, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder Indemnitee promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a Holder Indemnitee for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by such Holder Indemnitee; provided further, however, that the foregoing indemnity agreement insofar as they relate to any preliminary prospectus shall not inure to the benefit of any Holder Indemnitee, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder Indemnitee, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnitee.
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8.2	To the extent permitted by law, each selling Holder will severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 8.2, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided further that in no event shall any indemnity under this subsection 8.2 exceed the net proceeds from the offering received by such Holder.

8.3	Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action) involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 8 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.
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8.4	If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, subject to the limitation set forth in this Section 8.4, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary contained herein, in no event shall the contribution obligation of any Holder set forth in this Section 8.4 exceed the net proceeds from the offering of Registrable Securities received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

8.5	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.6	The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.
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9.	Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

	9.1	make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

	9.2	file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

	9.3	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Company’s Initial Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

10.	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations and together with the transfer of some or all of the Registrable Securities (which transfer shall comply with all relevant restrictions on transfer of securities of the Company under applicable law, including without limitation, those specified in the Company’s Articles of Association, as amended from time to time) by a Holder to a transferee or assignee of such securities; provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing, in a form reasonably satisfactory to the Company, to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 11 below.

11.	“Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired by the Holder during the 180 days period), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 11 shall only apply to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders if all officers and directors and shareholders of the Company holding more than one percent (1%) of the Company’s then existing fully diluted share capital, enter into similar agreements. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the offering to the public (including without limitation, the Initial Offering) that are consistent with this Section 11 or that are necessary to give further effect thereto. The underwriters are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
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In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

12.	Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement upon the earlier to occur of the following: (i) five (5) years following the consummation of the Initial Offering or (ii) as to any Holder, such time at which such Holder (together with any affiliates of the Holder with whom such Holder must aggregate its sales under Rule 144 promulgated under the Act) is able to sell all Registrable Securities within any three (3) month period.

13.	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under this Agreement hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included and shall be subordinated to the rights of any Holder hereunder.

14.	Foreign Offerings. The provisions of this Agreement shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States.

15.	Miscellaneous.

	15.1	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
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15.2	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Israel as applied to agreements among Israeli residents entered into and to be performed entirely within the State of Israel, except that all matters governed by or relating to the federal securities laws of the United States of America shall be interpreted in accordance with such laws. Any dispute arising under or in relation to this Agreement shall be resolved by the competent courts in Tel Aviv – Yafo, Israel, and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of such court.

15.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.4	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.5	Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally, by courier, by facsimile, electronic mail or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office; (ii) in the case of any Investor which is an original party to this Agreement at the address of such Investor as set forth in the records of the Company or such other address for such Investor as shall be designated in writing from time to time to such Investor; and, (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time. Notices that are mailed shall be deemed received five (5) days after deposit in registered or certified mail, return receipt requested. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent. Notices sent by facsimile or email shall be deemed received on the first business day following transmission and electronic confirmation of receipt.

15.6	Entire Agreement: Amendments and Waivers. This Agreement (including the schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Preferred Majority Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investors, their future transferees and the Company. Notwithstanding the foregoing, to the extent any amendment to this Agreement adversely affects the rights of a specific Holder hereunder in a manner which discriminates such Holder against other Holders (taking into account existing differences, including without limitation, in number of Registrable Securities and/or class thereof), such amendment shall require the written approval of such Holder. For the avoidance of doubt, the following amendments shall not be deemed to adversely affect a specific Holder: (i) amendments setting minimum holding thresholds for rights under this Agreement, (ii) amendments to add a new series of preferred shares of the Company to the definitions of Holder, Preferred Shares, Registrable Securities and/or Investors.
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15.7	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15.8	Aggregation of Shares. All shares of Registrable Securities held or acquired by Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Remaining of page was left intentionally blank]

15

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.		Viola Private Equity I, L.P.

By:	/s/ Mitchell Shivran	By:
Title:	Mitchell Shivran-CEO MacroCure Ltd	Title:

Vaizra Ventures Ltd.		Pontifax (Cayman) II L.P.

By:		By:
Title:		Title:

Pontifax (Israel) II – Individual Investors L.P.		Pontifax (Israel) II L.P.

By:		By:
Title:		Title:

Plan B Ventures I, LLC		Docor International B.V.

By:		By:
Title:		Title:

Yitzhak Goldman		Yair Aloni

dov shafir (as trustee for Michael Sela)		dov shafir (as trustee for Uriel Arnon)

dov shafir		dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)		Biosec Limited

By:		By:
Title:		Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

/s/ Jonathan Kolber
Macrocure Ltd.	Viola Private Equity I, L.P.

By:	By:	Jonathan Kolber
Title:	Title:	Partner

Vaizra Ventures Ltd.	Pontifax (Cayman) II L.P.

By:	By:
Title:	Title:

Pontifax (Israel) II – Individual Investors L.P.	Pontifax (Israel) II L.P.

By:	By:
Title:	Title:

Plan B Ventures I, LLC	Docor International B.V.

By:	By:
Title:	Title:

Yitzhak Goldman	Yair Aloni

dov shafir (as trustee for Michael Sela)	dov shafir (as trustee for Uriel Arnon)

dov shafir	dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)	Biosec Limited

By:	By:
Title:	Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.		Viola Private Equity I, L.P.

By:		By:
Title:		Title:

/s/ Illegible
Vaizra Ventures Ltd.		Pontifax (Cayman) II L.P.

By:	/s/ Illegible	By:
Title:	Y.E.R.H. International Ltd.	Title:

Pontifax (Israel) II – Individual Investors L.P.		Pontifax (Israel) II L.P.

By:		By:
Title:		Title:

Plan B Ventures I, LLC		Docor International B.V.

By:		By:
Title:		Title:

Yitzhak Goldman		Yair Aloni

dov shafir (as trustee for Michael Sela)		dov shafir (as trustee for Uriel Arnon)

dov shafir		dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)		Biosec Limited

By:		By:
Title:		Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.		Viola Private Equity I, L.P.

By:		By:
Title:		Title:

Vaizra Ventures Ltd.		Pontifax (Cayman) II L.P.

By:		By:	/s/ Illegible
Title:		Title:

Pontifax (Israel) II – Individual Investors L.P.		Pontifax (Israel) II L.P.

By:	/s/ Illegible	By:	/s/ Illegible
Title:		Title:

Plan B Ventures I, LLC		Docor International B.V.

By:		By:
Title:		Title:

Yitzhak Goldman		Yair Aloni

dov shafir (as trustee for Michael Sela)		dov shafir (as trustee for Uriel Arnon)

dov shafir		dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)		Biosec Limited

By:		By:
Title:		Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.		Viola Private Equity I, L.P.

By:		By:
Title:		Title:

Vaizra Ventures Ltd.		Pontifax (Cayman) II L.P.

By:		By:
Title:		Title:

Pontifax (Israel) II – Individual Investors L.P.		Pontifax (Israel) II L.P.

By:		By:
Title:		Title:

/s/ Barbara W Goldman
Plan B Ventures I, LLC		Docor International B.V.

By:	Barbara W Goldman	By:
Title:	Partner	Title:

Yitzhak Goldman		Yair Aloni

dov shafir (as trustee for Michael Sela)		dov shafir (as trustee for Uriel Arnon)

dov shafir		dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)		Biosec Limited

By:		By:
Title:		Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.	Viola Private Equity I, L.P.

By:	By:
Title:	Title:

Vaizra Ventures Ltd.	Pontifax (Cayman) II L.P.

By:	By:
Title:	Title:

Pontifax (Israel) II – Individual Investors L.P.	Pontifax (Israel) II L.P.

By:	By:
Title:	Title:

Plan B Ventures I, LLC	Docor International B.V.

By:	By:	/s/ Illegible
Title:	Title:

Yitzhak Goldman	Yair Aloni

dov shafir (as trustee for Michael Sela)	dov shafir (as trustee for Uriel Arnon)

dov shafir	dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)	Biosec Limited

By:	By:
Title:	Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.	Viola Private Equity I, L.P.

By:	By:
Title:	Title:

Vaizra Ventures Ltd.	Pontifax (Cayman) II L.P.

By:	By:
Title:	Title:

Pontifax (Israel) II – Individual Investors L.P.	Pontifax (Israel) II L.P.

By:	By:
Title:	Title:

Plan B Ventures I, LLC	Docor International B.V.

By:	By:
Title:	Title:

/s/ Yitzhak Goldman
Yitzhak Goldman	Yair Aloni

dov shafir (as trustee for Michael Sela)	dov shafir (as trustee for Uriel Arnon)

dov shafir	dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)	Biosec Limited

By:	By:
Title:	Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.	Viola Private Equity I, L.P.

By:	By:
Title:	Title:

Vaizra Ventures Ltd.	Pontifax (Cayman) II L.P.

By:	By:
Title:	Title:

Pontifax (Israel) II – Individual Investors L.P.	Pontifax (Israel) II L.P.

By:	By:
Title:	Title:

Plan B Ventures I, LLC	Docor International B.V.

By:	By:
Title:	Title:

/s/ Yair Aloni
Yitzhak Goldman	Yair Aloni

dov shafir (as trustee for Michael Sela)	dov shafir (as trustee for Uriel Arnon)

dov shafir	dov shafir (as trustee for yariv gilat)

dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)	Biosec Limited

By:	By:
Title:	Title:

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Macrocure Ltd.	Viola Private Equity I, L.P.

By:	By:
Title:	Title:

Vaizra Ventures Ltd.	Pontifax (Cayman) II L.P.

By:	By:
Title:	Title:

Pontifax (Israel) II – Individual Investors L.P.	Pontifax (Israel) II L.P.

By:	By:
Title:	Title:

Plan B Ventures I, LLC	Docor International B.V.

By:	By:
Title:	Title:

Yitzhak Goldman	Yair Aloni

dov shafir (as trustee for Michael Sela)	dov shafir (as trustee for Uriel Arnon)

/s/ Dov Shafir	/s/ Dov Shafir
dov shafir	dov shafir (as trustee for yariv gilat)

/s/ Dov Shafir	/s/ Dov Shafir
dov shafir (as trustee for H.M.L.K. Financial Consulting Services Ltd.)	Biosec Limited

By:	By:
Title:	Title:

SCHEDULE A

INVESTORS

1.	Vaizra Ventures Ltd.
2.	Viola Private Equity I, L.P.
3.	Pontifax (Israel) II - Individual Investors L.P.
4.	Pontifax (Israel) II L.P.
5.	Pontifax (Cayman) II L.P.
6.	Plan B Ventures I, LLC
7.	Docor International B.V.
8.	Biosec Limited
9.	Yitzhak Goldman
10.	Yair Aloni
11.	Michael Sela
12.	Uriel Arnon
13.	Dov Shafir
14.	Yariv Gilat
15.	H.M.L.K Financial Consulting Services Ltd.
2